EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our report included in this Form 8K/A into the Registration Statement Form S-8 pertaining to the 1991 Non-Qualified Employee Stock Option Plan and the 1992 Non-Qualified, Non Employee Director Stock Option Plan of Capitol Multimedia, Inc.




                                             ERNST & YOUNG LLP



Boston, Massachusetts
June 24, 1997



                                       19